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                                                                   EXHIBIT 10.35


                        WORLDCOM NETWORK SERVICES, INC.

                    CLASSIC/TRANSCEND(TM) SWITCHED SERVICES

                           PROGRAM ENROLLMENT TERMS

         These PROGRAM ENROLLMENT TERMS (the "PET") are made by and between WorldCom Network Services, Inc. ("WORLDCOM") and Maxxis Communications, Inc. ("CUSTOMER") and are a part of their Telecommunications Services Agreement for Switched Services. Capitalized terms not defined herein shall have the meaning ascribed to them in the TSA, the Service Schedule or the applicable Rate and Discount Schedule.

1.       SERVICE TERM:

         (A) The Service Term shall commence as of the Effective Date (as described below) and shall continue for a period of thirty-six (36) months (the "SERVICE TERM"). Upon expiration of the Service Term, the Switched Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates, discounts and commitments, if any), subject to termination by either party upon thirty (30) days prior written notice to the other party. WorldCom will not be obligated to accept any Service Request under this Agreement if Customer's initial Service Request is (i) not submitted by Customer within thirty (30) days of the Effective Date of this Agreement, and (ii) not subject to a Requested Service Date within ninety (90) days of the Effective Date.

         (B) For purposes of this Agreement, the appropriate Effective Date as determined below will be filled in by WorldCom where provided above. If Customer has an existing switched services agreement with a member of the WorldCom Group (as defined in Subsection 24(A) of the TSA), the "EFFECTIVE DATE" will be the 1st day of the month following the later of (i) twenty-one (21) days after this Agreement has been fully executed by both parties, or (ii) Customer has received a satisfactory credit review and approval from WorldCom's Credit Department pursuant to Subsection 6(A) of the TSA, and all security documentation, if any, required by WorldCom has been properly executed and delivered to WorldCom (collectively, the "CREDIT REVIEW"). If Customer does not have an existing switched services agreement with a member of the WorldCom Group, the "EFFECTIVE DATE" will be the date this Agreement has been fully executed by both parties and the Credit Review has been completed.

2. CUSTOMER'S MINIMUM REVENUE COMMITMENT: Commencing with the first day of the first (1st) billing period following the Effective Date (as determined under Section 1 above) and continuing through the end of the Service Term (including any extensions thereto) (the "COMMITMENT PERIOD"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue (as defined in the applicable Rate and Discount Schedule) of at least $0 ("CUSTOMER'S MINIMUM REVENUE COMMITMENT"). In the


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         event Customer is not maintaining TERMINATION Service or TOLL FREE
         ORIGINATION Service but is maintaining other Services from WorldCom hereunder (e.g., SWITCHED ACCESS Service, DEDICATED ACCESS Service or TRAVEL CARD Service), Customer's Minimum Revenue Commitment will be the greater of (i) $10,000, or (ii) the amount stated above.

3. DEFICIENCY CHARGE: In the event Customer does not maintain Customer's Minimum Revenue Commitment in any month during the Commitment Period (regardless of whether Customer has commenced using any or all of the Switched Services described herein), then for those month(s) only, Customer will pay WorldCom the difference between Customer's Minimum Revenue Commitment and Customer's actual Monthly Revenue (as described in the applicable Rate and Discount Schedule) (the "DEFICIENCY CHARGE"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's Minimum Revenue Commitment for the unexpired portion of the Service Term, if WorldCom terminates this Agreement based on Customer's default.

4. CHARGES AND PAYMENT TERMS. The parties agree to substitute Subsection 5(D) of the TSA to read in its entirety as follows:

         (D) Billing Disputes Notwithstanding the foregoing, amounts reasonably disputed by Customer (along with late fees attributable to such amounts) shall apply but shall not be due and payable for a period of sixty (60) days following the Due Date therefor, provided
         Customer: (i) pays all undisputed charges on or before the Due Date,
         (ii) presents a written statement of any billing discrepancies to WorldCom in reasonable detail on or before the Due Date of the invoice in question, and (iii) negotiates in good faith with WorldCom for the purpose of resolving such dispute within said sixty (60) day period. In this event both parties in good faith agree to consider alternate methods of dispute resolution such as arbitration, mediation or mini-trial; provided, however, any method must be mutually agreed to in writing by both parties. In the event such dispute is mutually agreed upon and resolved in favor of WorldCom, Customer agrees to pay WorldCom the disputed amounts together with any applicable late fees within ten (10) days of the resolution (the "ALTERNATE DUE DATE"). In the event such dispute is mutually agreed upon and resolved in favor of Customer, Customer will receive a credit for the disputed charges in question and the applicable late fees. In the event WorldCom has responded to Customer's dispute in writing and the parties fail to mutually resolve or settle the dispute within such sixty (60) day period (unless WorldCom has agreed in writing to extend such period) all disputed amounts together with late fees shall become due and payable, and this provision shall not be construed to prevent Customer from pursuing any available legal remedies. WorldCom shall not be obligated to consider any Customer notice of billing discrepancies which are received by WorldCom more than sixty (60) days following the Due Date of the invoice in question.


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         IN WITNESS WHEREOF, the parties have executed these Classic/TRANSCEND
(TM) Switched Services Program Enrollment Terms.



WORLDCOM NETWORK SERVICES, INC.              MAXXIS COMMUNICATIONS, INC.


By: /s/ Charles M. Cole                      By: /s/ Thomas O. Cordy
    --------------------------------             -----------------------------
             (Signature)                                 (Signature)


Charles M. Cole                              Thomas O. Cordy
------------------------------------         ---------------------------------
             (Print Name)                                (Print Name)


Vice President Carrier Sales                 President/CEO
------------------------------------         ---------------------------------
             (Title)                                     (Title)


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